Exhibit 10.8

RECORDING REQUESTED

BY AND WHEN RECORDED

RETURN TO:

Alan J. Robin, Esq.

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, CA 94111

SUBORDINATE DEED OF TRUST, SECURITY AGREEMENT AND

FIXTURE FILING

BY

SHR St. Francis, L.L.C.

a Delaware limited liability company,

as Affiliated Guarantor

and

DTRS St. Francis, L.L.C., a Delaware limited liability,

Operating Lessee

TO

FIDELITY NATIONAL TITLE INSURANCE COMPANY

as Trustee

for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Beneficiary

May 5, 2010

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(continued)

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(continued)

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(continued)

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SUBORDINATE DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: May 5, 2010

Affiliated Guaranty: The Affiliated Guaranty dated as of the Execution Date executed by Affiliated Guarantor for the benefit of Beneficiary irrevocably and unconditionally guaranteeing the full and prompt payment and performance of any and all obligations, indebtedness, or liabilities of any kind or character owed by Fairmont Borrower to Beneficiary under the Fairmont Note and the Fairmont Mortgage or any of the other documents evidencing or securing the Fairmont Loan (collectively, the “Fairmont Loan Documents”), as more particularly set forth therein (collectively, the “Guaranteed Obligations”)

Security Documents: The Affiliated Guaranty and this Deed of Trust and any other documents related to the Affiliated Guaranty and/or this Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents.

St. Francis Loan: A first mortgage loan in the aggregate principal amount of $220,000,000.00 from Beneficiary to Affiliated Guarantor.

St. Francis Note: A Promissory note executed by Affiliated Guarantor in favor of Beneficiary in the amount of the St. Francis Loan and dated as of the Execution Date.

Senior Deed of Trust: That certain Deed of Trust, Security Agreement and Fixture Filing dated of even date herewith (the “Senior Deed of Trust”) by and among Affiliated Guarantor, as borrower, Operating Lessee, to Fidelity National Title Insurance Company, as trustee, for the benefit of Beneficiary and securing Affiliated Guarantor’s payment of the indebtedness evidenced by the St. Francis Note, as more particularly set forth in the Senior Deed of Trust.

Beneficiary & Address:

Metropolitan Life Insurance Company,

a New York corporation (“MetLife”)

Metropolitan Life Insurance Company, a New York corporation

10 Park Avenue

Morristown, New Jersey 07962

Attention: Senior Vice President

Real Estate Investments

and:

Metropolitan Life Insurance Company

125 South Wacker Drive, Suite 1100

Chicago, Illinois 60606-4478

Attention: Director

and:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, CA 94105

Attn: Director

Affiliated Guarantor & Address:

SHR St. Francis, L.L.C.

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Trustee & Address:

Fidelity National Title Insurance Company

50 California Street

San Francisco, CA

Operating Lessee & Address:

DTRS St. Francis, L.L.C.

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Fairmont Borrower & Address:

SHC Columbus Drive, LLC,

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Property: The St. Francis Hotel located at 335 Powell Street, San Francisco, California consisting of 1,195 guest rooms, including approximately 40,035 square feet of retail space and parking garage.

County: San Francisco County

State: California

Use: Hotel, retail and related uses

Fairmont Loan: A first mortgage loan in the aggregate principal amount of $97,750,000.00 from Beneficiary to Fairmont Borrower.

Fairmont Mortgage: A Mortgage, Security Agreement and Fixture Filing dated as of the Execution Date executed by Fairmont Borrower and Operating Lessee (as defined therein) to Beneficiary securing the payment of the Fairmont Note and encumbering the property and improvements located at 200 North Columbus Drive, Chicago, Illinois, known as the Fairmont Hotel, and more particularly described therein (the “Fairmont Property”). The Fairmont Mortgage will be recorded in the official records of Cook County, Illinois.

Insurance:

Commercial General Liability Required Liability Limits —$50,000,000.00

Auto Liability: $1,000,000.00 owned/hired/non-owned

Address for Insurance Notification:

Metropolitan Life Insurance Company

Its affiliates and/or successors and assigns

10 Park Avenue

Morristown, New Jersey, 07962

Attention: Real Estate Investments Insurance Risk Manager

This SUBORDINATE DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Affiliated Guarantor and Operating Lessee to Trustee for the benefit of Beneficiary with reference to the following Recitals:

RECITALS

A. This Deed of Trust secures Affiliated Guarantor’s irrevocable and unconditional guarantee of the full and prompt payment and performance of the Guaranteed Obligations to Beneficiary and its successors and assigns and affiliates and their respective officers, directors, shareholders and employees.

B. Affiliated Guarantor makes the following covenants and agreements for the benefit of Beneficiary or any party designated by Beneficiary.

C. Operating Lessee is executing this Deed of Trust for the purpose of (i) confirming and agreeing to be bound by the representations, warranties, covenants and agreements of Operating Lessee herein and (ii) confirming the Grant of Security by Operating Lessee in Article I of this Deed of Trust.

D. This Deed of Trust, and the obligations of Affiliated Guarantor hereunder, shall at all times be subject to, and subordinate to, the Senior Deed of Trust and the lien created thereby. To the extent that any of the obligations, terms, conditions and covenants (collectively, the “Subordinate Obligations”) of Affilaited Guarantor and/or Operating Lessee under this Deed of Trust are the same as the obligations, terms, conditions and covenants of the Affiliated Guarantor and/or Operating Lessee under the Senior Deed of Trust (the “Senior Obligations”), Affiliated Guarantor and/or Operating Lessee’s performance and satisfaction of such Senior Obligations under the Senior Deed of Trust shall be deemed to be satisfaction of the applicable Subordinate Obligations under this Deed of Trust. Any consents, approvals or waivers provided by Beneficiary under the Senior Deed of Trust shall be deemed to be a consent, approval or waiver provided by Beneficiary under this Deed of Trust. Nothing contained in this Deed of Trust is intended to or shall in any way limit or modify any of the rights, duties and obligations of the parties under the St. Francis Note, the St. Francis Mortgage or any of the documents evidencing or securing the St. Francis Loan.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Affiliated Guarantor and Operating Lessee, respectively as the case may be, agree as follows:

ARTICLE I

GRANT OF SECURITY

Section 1.1 REAL PROPERTY GRANT. Affiliated Guarantor and/or Operating Lessee as applicable, irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary and Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Affiliated Guarantor’s and Operating Lessee’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1) that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Affiliated Guarantor and/or Operating Lessee as applicable with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(2) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all Fixtures (as defined below) and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, restaurant equipment, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(3) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Property as a hotel, including all components thereof, now or hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”);

(4) all present and future income, rents, revenue, profits, proceeds, hotel room income, and income of any kind derived directly or indirectly by Affiliated Guarantor, or Operating Lessee from or in connection with the Property, (including, without limitation, all revenues from (w) rentals or other payments from hotel guests, tenants, lessees, licensees or concessionaires whether on a cash basis or credit, paid or collected, and (x) the sale of food and beverages that are prepared at the Property and sold or delivered on or off the Property (including, without limitation, revenues from mini-bars), whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms and (y) gross revenue from the rental of banquet, meeting and other similar rooms, and (z) parking income and revenues), and all other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Affiliated Guarantor and/or Operating Lessee as applicable, any advance payment of real estate taxes or assessments, or insurance premiums made by Affiliated Guarantor and/or Operating Lessee as applicable and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Affiliated Guarantor and/or Operating Lessee as applicable in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(5) all rights of Affiliated Guarantor and/or Operating Lessee as applicable under that certain agreement dated as of August 21, 1986, between Affiliated Guarantor’s predecessor in interest and Westin Hotel Company (together with St. Francis Hotel Corporation, its successor by assignment, the “Manager”), as amended by that certain First Amendment to Amended and Restated Management Agreement, dated as of June 2, 1994, as further amended by that certain Second Amendment to Amended and Restated Management Agreement, dated as of September 1, 1999, as further amended by that certain Amended and Restated Second Amendment to Amended and Restated Management Agreement dated as of April 25, 2000, that certain Third Amendment to Hotel Operator Agreement dated July 2, 2008, that certain Fourth Amendment to Hotel Operator Agreement dated January 1, 2010 and that certain Fifth Amendment to Management Agreement dated May     , 2010, as assigned to Manager pursuant to that certain Assignment and Assumption of Management Agreements, dated as of December 31, 1997, as assigned to another predecessor to Operating Lessee pursuant to that certain Assignment and Assumption of Management agreement dated as of April 26, 2000, and as further assigned to Operating Lessee pursuant to an Assignment and Assumption of Contracts dated as of June 1, 2006 (as so amended and assigned, or further amended, modified, renewed, extended or substituted from time to time, the “Management Agreement”).

(6) all rights of Affiliated Guarantor under that certain Operating Lease dated June 1, 2006, between Affiliated Guarantor and DTRS St. Francis, L.L.C., a Delaware limited liability company (“Operating Lessee”), as hereafter amended or supplemented (the “Operating Lease”).

(7) all rights of Affiliated Guarantor under that certain Owner Agreement dated June 1, 2006, between Affiliated Guarantor, Operating Lessee and Manager, as hereafter amended or supplemented (the “Owner Agreement”).

(8) all rights of Affiliated Guarantor or Operating Lessee in and to accounts receivables, arising from the operation of the Property, to payment for goods sold or leased, for services rendered, or for the rental or use of the Property, whether or not yet earned by performance, including, without limiting the generality of the foregoing, (i) all accounts arising from the operation of the Property, and (ii) all rights to payment from any consumer credit or charge card organization or entity (such as or similar to the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Carte Blanche Card and the Master Card). Accounts Receivable shall include all of the foregoing rights to payment, whether now existing or hereafter created, and all substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition thereof or substitution therefor, and all of the proceeds from all of the foregoing, subject however to the rights of Manager under the Management Agreement;

(9) all damages, payments and revenue of every kind that Affiliated Guarantor and/or Operating Lessee as applicable may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(10) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(11) all authorizations, licenses and permits, including without limitation, operating permits, liquor licenses and all other authorizations or permits necessary or appropriate for the Improvements to be fully operated as a first-class hotel (“Hotel Licenses and Permits”);

(12) all, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(13) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

Section 1.2 PERSONAL PROPERTY GRANT. Affiliated Guarantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Affiliated Guarantor’s interest, and to the extent permissible under the Operating Lease and the Owner Agreement, Operating Lessee’s interest, in the following personal property which is collectively referred to as “Personal Property”:

(1) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(2) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Affiliated Guarantor and/or Operating Lessee as applicable in common with others and all documents of membership in any owner’s association or similar group;

(3) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Affiliated Guarantor and/or Operating Lessee as applicable relating to the plans and specifications or to the construction of the Improvements;

(4) all furniture, fixtures and equipment and other items of property located on or used in connection with the Real Property or its occupancy or operation, including all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the operation of the Property as a Hotel, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, (v) vehicles and (vi) and any other items customarily included within “property and equipment” for hotel properties similar to the Property (“FF&E”);

(5) all, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

(6) all rights of Affiliated Guarantor and Operating Lessee in and to the Hotel Operating Account, the Fund for Replacement of and Additions to Furnishings and Equipment and any and all other accounts held by Manager pursuant to the terms of the Management Agreement for the benefit of Affiliated Guarantor and/or Operating Lessee;

(7) all rights of Affiliated Guarantor and/or Operating Lessee, as applicable, in and to that certain bank account into which all payments and distributions from Manager to Affiliated Guarantor and/or Operating Lessee are made, which is held by Bank of America, N.A. (“Bank”) pursuant to a Deposit Account Control Agreement (“DAC Agreement”) entered into or which will be entered into by and between Bank, Affiliated Guarantor, Operating Lessee and Beneficiary (the “Proceeds Deposit Account”)

(8) all rights of Affiliated Guarantor and/or Operating Lessee, as applicable, in and to the DS Account (as defined in Section 2.12) and the DS Funds (as defined in Section 2.12).

(9) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(10) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.3 CONDITIONS TO GRANT. If Affiliated Guarantor shall pay and perform the Guaranteed Obligations, at the times and in the manner stipulated in the Loan Documents, and if Affiliated Guarantor and/or Operating Lessee as applicable shall perform and observe each of the terms, covenants and agreements set forth in the Security Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.

ARTICLE II

AFFILIATED GUARANTOR COVENANTS

Section 2.1 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a) Affiliated Guarantor represents and warrants that the execution of the Security Documents has been duly authorized and there is no provision in the organizational documents of Affiliated Guarantor requiring further consent for such action by any other entity or person.

(b) Affiliated Guarantor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c) Affiliated Guarantor represents and warrants that the execution, delivery and performance of the Security Documents will not result in Affiliated Guarantor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property, including without limitation, the Revolver Loan (as defined in Section 10.4).

(d) Affiliated Guarantor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Affiliated Guarantor and constitute valid and binding obligations of Affiliated Guarantor which are enforceable in accordance with their terms.

Section 2.2 PERFORMANCE BY AFFILIATED GUARANTOR; HOTEL LICENSES AND PERMITS .

(a) Affiliated Guarantor shall perform the Guaranteed Obligations and shall keep and perform each and every other obligation, covenant and agreement of the Security Documents.

(b) Affiliated Guarantor represents and warrants that the Hotel Licenses and Permits necessary or appropriate for the Improvements to be fully operated as a first-class hotel shall have been validly obtained, paid for and be in full force and effect.

Section 2.3 WARRANTY OF TITLE TO REAL PROPERTY AND FF&E .

(a) Affiliated Guarantor warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 and B-2 of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.

(b) All FF&E have been paid for in full and there are no leases or encumbrances, or security interests on any of the FF&E except for that certain (i) Revenue and Sharing Agreement dated December 8, 2005 by and between BRE/ST. Francis L.L.C. and Minibar North America, Inc., as amended by Addendum to Revenue Sharing Agreement dated February 10, 2006 and (ii) Licensing and Maintenance Agreement dated December 8, 2005 by and between BRE/ST. Francis L.L.C. and Minibar North America, Inc., and (iii) Managed Servcies Order #7021845-001 by and between DTRS/St Francis LLC and Xerox, Inc., dated August 20, 2008, as amended (collectively, the “Equipment Leases”).

(c) The Equipment Leases are in full force and effect, there are no monetary or other defaults by Manager, Affiliated Guarantor or Operating Lessee thereunder.

(d) Affiliated Guarantor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons claiming any interest in the Property.

Section 2.4 TAXES, LIENS AND OTHER CHARGES.

(a) Unless otherwise paid to Beneficiary as provided in Section 2.5, Affiliated Guarantor and/or Operating Lessee as applicable shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than the dates on which the particular Imposition would become delinquent and Affiliated Guarantor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. If Affiliated Guarantor and/or Operating Lessee as applicable elects by appropriate legal action to contest any Imposition, Affiliated Guarantor shall first deposit cash (or other security approved by Beneficiary such as a bond or letter of credit) with Beneficiary as a reserve in an amount which Beneficiary determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Affiliated Guarantor deposits this sum or alternative security with Beneficiary, Affiliated Guarantor shall not be required to pay the Imposition provided that enforcement or collection of the Imposition, or the sale or forfeiture of, the Property is prevented during such contest and such contest is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest and any appeal thereof, Affiliated Guarantor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.1), the monies or alternative security which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Affiliated Guarantor.

(b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Guaranteed Obligations may be declared by Beneficiary to immediately become due and payable.

Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Affiliated Guarantor and/or Operating Lessee as applicable is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Affiliated Guarantor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.5 ESCROW DEPOSITS.

(a) Without limiting the effect of Section 2.4 and Section 3.1, subject to (b) and (c) below, Affiliated Guarantor shall pay to Beneficiary monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time as Affiliated Guarantor has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Affiliated Guarantor will furnish to Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary. Beneficiary shall not pay Affiliated Guarantor interest on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Guaranteed Obligations, or in payment of the Premiums or Impositions for which the amounts were deposited.

(b) Notwithstanding the foregoing, if (i) the insurance required to be maintained hereunder is provided under a blanket policy approved by Beneficiary, or (ii) Affiliated Guarantor, Operating Lessee or Manager pay, reserve or set aside funds on a monthly basis in amounts sufficient to provide for the payment of all Premiums when due (and such funds need not be segregated or deposited into a specific fund or account), Beneficiary agrees not to require these deposits unless and until (a) there has occurred an Event of Default under the Security Documents, (b) Affiliated Guarantor no longer owns the Property; (c) except as and to the extent expressly permitted under Article X, there has been a change in the general partners, stockholders or members of Affiliated Guarantor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Affiliated Guarantor; (d) such deposits are required in connection with a securitization or participation of the St. Francis Loan; or (e) at any time Affiliated Guarantor fails to furnish to Beneficiary, not later than fifteen (15) days after the dates on which any Premiums would become delinquent, receipts for the payment of such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy. In the event any of these events described in clauses (a) through (e) occur, unless Beneficiary agrees to an alternative arrangement directly with the independent third party manager of the Property, Beneficiary reserves the right to require Premiums deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary.

(c) Notwithstanding the foregoing, so long as Affiliated Guarantor Operating Lessee or Manager pay, reserve or set aside funds on a monthly basis in amounts sufficient to provide for the payment of all Impositions as and when due (which funds need not be segregated or deposited into a specific fund or account), Beneficiary agrees not to require these deposits unless and until (a) there has occurred an Event of Default under the Security Documents, (b) Affiliated Guarantor no longer owns the Property; (c) such deposits are required in connection with a securitization or participation of the St. Francis Loan; or (d) except as and to the extent expressly permitted under Article X, there has been a change in the general partners, stockholders or members of Affiliated Guarantor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Affiliated Guarantor. In the event any of these events described in clauses (a) through (d) occur, unless Beneficiary agrees to an alternative arrangement directly with the independent third party manager of the Property, Beneficiary reserves the right to require Impositions deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary.

Section 2.6 CARE AND USE OF THE PROPERTY.

(a) Affiliated Guarantor represents and warrants to Beneficiary as follows:

(i) All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii) The Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Affiliated Guarantor and/or Operating Lessee as applicable shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Affiliated Guarantor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Affiliated Guarantor and/or Operating Lessee as applicable shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii) Affiliated Guarantor has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Affiliated Guarantor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Affiliated Guarantor and/or Operating Lessee as applicable, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv) Affiliated Guarantor and/or Operating Lessee as applicable shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.

(v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.

(vi) Construction of the Improvements on the Property is complete.

(vii) The Property is in good repair and condition, free of any material damage.

(b) Beneficiary shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain Affiliated Guarantor’s and/or Operating Lessee’s as applicable, compliance with the Security Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Affiliated Guarantor and/or Operating Lessee as applicable shall cooperate with Beneficiary performing these inspections. Beneficiary’s rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time. Affiliated Guarantor shall pay all costs incurred by Beneficiary in connection with any such inspections, except as may otherwise be provided in such Section 2929.5.

(c) Affiliated Guarantor and/or Operating Lessee as applicable shall use, or cause to be used, the Property continuously for the Use. Affiliated Guarantor and/or Operating Lessee as applicable shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Affiliated Guarantor and/or Operating Lessee as applicable shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Deed of Trust and Affiliated Guarantor and/or Operating Lessee as applicable shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d) Without the prior written consent of Beneficiary, Affiliated Guarantor and/or Operating Lessee as applicable shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

Section 2.7 COLLATERAL SECURITY INSTRUMENTS. Affiliated Guarantor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Guaranteed Obligations without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Affiliated Guarantor under this Deed of Trust or any other Security Document.

Section 2.8 MANAGEMENT AGREEMENT.

(a) As of the Execution Date, the Management Agreement shall be in full force and effect and Manager shall have no defenses or claims against Affiliated Guarantor with respect thereto. Any new or subsequent agreements providing for the management and operation of the Westin St. Francis Hotel shall be subject to Beneficiary’s approval

(b) The Management Agreement shall be subordinated to the lien of the Deed of Trust pursuant to an Assignment and Subordination of Management Agreement and Consent of Manager dated as of the date of this Deed of Trust, and further shall be assigned to Beneficiary as additional security for the Guaranteed Obligations.

(c) Notwithstanding any provision to the contrary contained herein or in the other Security Documents, the Affiliated Guarantor and Operating Lessee may not amend, modify, supplement, alter or waive any right under the Management Agreement without the written consent of Beneficiary, provided however, without any requirement for consent, Affiliated Guarantor and Operating Lessee may agree to any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and waiver of any nonmaterial rights thereunder, including without limitation, any such modification, change, supplement, alteration, amendment or waiver that does not affect the cash management procedures set forth in the Management Agreement or the St. Francis Loan Documents, decrease the cash flow of the Property, adversely affect the marketability of the Property, change the definitions of “default” or “event of default,” change the definitions of “operating expense” or words of similar meaning to add additional items to or delete items from such definitions, change the definitions of “owner’s distribution” or “owner’s equity” or words of similar meaning so as to reduce the payments due the Affiliated Guarantor thereunder, change the definition of “debt service amount” or “owner indebtedness”, change the definition of “net cash flow” or “net operating cash flow”, change the timing of remittances to the Affiliated Guarantor or Operating Lessee thereunder, change the priority of distributions of “net cash flow” to Affiliated Guarantor or Operating Lessee thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Management Fees (as defined in the Management Agreement) payable under such Management Agreement.

(d) Affiliated Guarantor or Operating Lessee may not enter into a new Management Agreement unless approved by Beneficiary in its sole and absolute discretion.

Section 2.9 FF&E. If any future acquisition of FF&E is leased, Beneficiary shall have the right to consent to such leasing. If Beneficiary consents to such such leasing, Beneficiary shall have the right to approve the terms of any leases and to receive an assignment of the tenant’s interest in any leased equipment. Beneficiary shall also receive from the lessor (provided lessor is an entity unaffiliated with Beneficiary and its affiliates) of such equipment (i)

an estoppel certificate reflecting the lease agreement and the defaults, if any, of Affiliated Guarantor under the lease agreement, and (ii) an agreement providing that if Beneficiary shall ever become the owner of the Real Property, such lessor’s lease, at Beneficiary’s option, may be assumed by Beneficiary at the same rental charges, and under the same terms and conditions as are presently contained in such lease. Any lease referred to in this section shall be subject to Beneficiary’s prior written approval.

Section 2.10 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a) Affiliated Guarantor and/or Operating Lessee as applicable shall immediately notify Beneficiary of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Security Documents (collectively, “Actions”). Affiliated Guarantor and/or Operating Lessee as applicable shall appear in and defend any Actions.

(b) Beneficiary shall have the right, at the cost and expense of Affiliated Guarantor, to institute, maintain and participate in Actions or other proceedings and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Security Documents. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.6 hereof..

Section 2.11 LIENS AND ENCUMBRANCES. Except as and to the extent expressly set forth in Article X to the contrary, without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Exceptions, Affiliated Guarantor and/or Operating Lessee as applicable shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Affiliated Guarantor and/or Operating Lessee as applicable shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence.

Section 2.12 INTENTIONALLY OMITTED.

Section 2.13 PROCEEDS DEPOSIT ACCOUNT.

(a) On the Execution Date, Affiliated Guarantor and Operating Lessee have established the Proceeds Deposit Account and have executed, together with Bank, the DAC Agreement.

(b) Prior to any distributions to Affiliated Guarantor or Operating Lessee from the Proceeds Deposit Account, Bank shall fund the following obligations (i) all Impositions, as and to the extent not paid by Manager; (ii) all Premiums, as and to the extent not paid by Manager, and (iii) all payments to Beneficiary under the St. Francis Note, Senior Deed of Trust and the other Loan Documents, including all payments of interest and principal and interest, as and when all payments under (i), (ii) and (iii) above are due under the terms of the Loan

Documents (“Required Payments”). Affiliated Guarantor and Operating Lessee shall have no right to withdraw funds or receive funds from the Proceeds Deposit Account until the Required Payments have been made.

(c) After all Required Payments for the preceding calendar month have been made by Bank, so long as there is no Event of Default under Section 11.1(b) hereof, and no Event of Default under Section 11.1(a) of the Fairmont Mortgage (a “Deposit Account Event of Default”) or any event which, with the passage of time, would constitute an Event of Default under Section 11.1(b) hereof or under Section 11.1(a) of the Fairmont Mortgage (a “Pending Deposit Account Event of Default”), the amounts in the Proceeds Deposit Account shall be automatically distributed to Operating Lessee and Affiliated Guarantor; provided however that upon the occurrence of a Deposit Account Event of Default or Pending Deposit Account Event of Default under the Loan or the Fairmont Loan, Beneficiary shall have the right, in its sole and absolute discretion, subject to Section 2.13(c), to instruct Bank pursuant to the terms of the DAC Agreement to cease all further distributions from the Proceeds Deposit Account to Affiliated Guarantor and/or Operating Lessee for the remainder of the term of the Loan; provided, however, the cross reference in this sentence to Section 11.1(a) of the Fairmont Mortgage shall be disregarded if the Fairmont Property has been transferred pursuant to Section 10.3 of the Fairmont Mortgage.

(d) Notwithstanding the foregoing, if a Pending Deposit Account Event of Default is cured under the St. Francis Loan or the Fairmont Loan prior to it becoming an Event of Default, then the amounts in the Proceeds Deposit Account shall again be automatically released to each Operating Lessee and Affiliated Guarantor as and to the extent provided in subsection (c) above.

ARTICLE III

INSURANCE

Section 3.1 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a) During the term of this Deed of Trust, Affiliated Guarantor and Operating Lessee at its sole cost and expense shall provide or shall cause the Manager under the Management Agreement to provide insurance policies and certificates of insurance satisfactory to Beneficiary and in such amounts, and with the types of coverage, exclusions and the companies underwriting these coverages as hereinafter described. In no event shall such policies be terminated or otherwise allowed to lapse unless replaced with a policy complying with the requirements set forth in this Article III. Affiliated Guarantor shall be responsible for its own deductibles. Affiliated Guarantor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Affiliated Guarantor requires for its own protection or for compliance with government statutes Affiliated Guarantor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary.

Policies of insurance shall comply with the following requirements:

(1) Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000; provided, however, the deductibles for perils of earthquake and windstorm shall not be in excess of 5% of the total insured value; and (iv) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Affiliated Guarantor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.

(3) Business Income insurance in an amount sufficient to prevent Affiliated Guarantor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover 24 months “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of 12 months. The amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (i) the total annual estimate of gross income in connection with the operation, use and from use and occupancy of the Property as a hotel which is received by Manager, Operating Lessee and/or Affiliated Guarantor, including without limitation, all hotel room revenues, restaurant food and beverage revenues and other revenues, less any non-

continuing expenses for such period, (ii) the amount of all rent and other charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Manager, Operating Lessee and/or Affiliated Guarantor, and (iii) any other amounts payable to Affiliated Guarantor or to any affiliate of Affiliated Guarantor pursuant to leases or occupancy or license agreements of any type or nature.

(4) If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Affiliated Guarantor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the Full Replacement Cost or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

(5) During the period of any construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State of California.

(6) Workers’ Compensation insurance, subject to the statutory limits of the State of California, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7) Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements with sublimit of $200,000,000 for the Property. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(8) Insurance from or against all losses, damages, costs, expenses, claims and liabilities related to or arising from earthquake on such form of insurance policy as required by Beneficiary in the amount of $165,000,000.00 as follows: (i) Primary Coverage of $165,000,000 shared among the Property and the following five (5) California properties owned by Affiliates of Affiliated Guarantor or Liable Party: Ritz Half Moon Bay, One Miramontes Point Road, Half Moon Bay, San Mateo County, (b) Loews Santa Monica, 1700 Ocean Avenue, Santa Monica, Los Angeles County, (c) Ritz Laguna, One Ritz-Carlton Drive, Dana Point, Orange County, (d) Hyatt La Jolla, 3777 La Jolla Village Drive, San Diego, San Diego County, and (e) Del Coronado, 500 Orange Avenue, Coronado, San Diego County; and (ii) with a maximum deductible of 5% on the total insured value.

(9) Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary.

(10) Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Affiliated Guarantor, Affiliated Guarantor’s employees or Affiliated Guarantor’s agents in connection with the Property.

(11) Windstorm insurance at an amount equal to the Full Replacement Cost plus loss of rents and EPI as above and subject to deductibles as approved by Beneficiary.

(12) Such other insurance as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, environmental, sinkhole and mine subsidence.

(b) Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:

(1) The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5), (a)(7), (a)(8), (a)(9), and (a)(11) of this Section 3.1 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement.

(2) The insurance policy referenced in Section 3.1 (a)(2) shall name Beneficiary as an additional insured.

(3) The policies of insurance referenced in Section 3.1(a)(9) shall name Beneficiary in such form and manner as Beneficiary shall require, consistent with industry practice of institutional lenders.

(4) All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.

(c) All the insurance companies must be authorized to do business in the State and be approved by Beneficiary in the good faith exercise of its discretion. Insurance must be provided by an AM Best Excellent rated company with a financial size X ($500mm - $750mm); provided this requirement shall be deemed satisfied if 90% of the insurance carriers have the specified rating and financial size and in no event shall the financial size be below VIII and, provided further that those carriers below X are not in the primary or first $100,000,000 of coverage. So called “Cut-through” endorsements shall not be permitted.

(d) Affiliated Guarantor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.

(e) Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If any policy is canceled before the Loan is satisfied, and Affiliated Guarantor fails to immediately procure replacement insurance, Beneficiary reserves the right but shall not have the obligation immediately to procure replacement insurance at Affiliated Guarantor’s cost.

(f) Affiliated Guarantor shall be required during the term of the Loan to continue to provide Beneficiary with evidence of original renewal policies or replacements of the insurance policies referenced in Section 3.1 (a). Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.1 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days following expiration. The failure of Affiliated Guarantor to maintain the insurance required under this Article III shall not constitute a waiver of Affiliated Guarantor’s obligation to fulfill these requirements.

(g) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

Section 3.2 ADJUSTMENT OF CLAIMS.

(a) Subject to clause (c) below, in the event of a Casualty or Condemnation where the claim for damage to, or loss or destruction of, all or a portion of the Property does not exceed $2,000,000.00, Affiliated Guarantor may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Affiliated Guarantor and Operating Lessee are authorized to collect and receive for Beneficiary any insurance proceeds.

(b) Subject to clause (c) below, in the event of a Casualty or Condemnation where the claim for damage to, or loss or destruction of, all or a portion of the Property exceeds $2,000,000.00, Affiliated Guarantor may settle and adjust such claim only with the prior written consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed).

(c) Notwithstanding the terms of clauses (a) and (b) above, Beneficiary shall have the sole authority to adjust any claim with respect to a Casualty or Condemnation and to collection all insurance proceeds during the period an Event of Default has occurred and is continuing.

Section 3.3 ASSIGNMENT TO BENEFICIARY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Guaranteed Obligations, all right, title and interest of Affiliated Guarantor and/or Operating Lessee as applicable in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.

ARTICLE IV

BOOKS, RECORDS AND ACCOUNTS

Section 4.1 BOOKS AND RECORDS. Affiliated Guarantor and/or Operating Lessee as applicable shall keep adequate books and records of account in accordance with generally accepted accounting principles (as supplemented by the Uniform System of Accounts for the Lodging Industry, current edition) (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary:

(a) quarterly rent rolls in electronic form if available and otherwise by hard copy, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.2) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within thirty (30) days after the end of each fiscal quarter;

(b) a quarterly profit and loss statements on a cash basis and operating statement of the Property and year to date operating statements in electronic form detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Affiliated Guarantor in the form required by Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Affiliated Guarantor;

(c) an annual balance sheet and profit and loss statement of Affiliated Guarantor in electronic form in the form required by Beneficiary, prepared and certified by Affiliated Guarantor, and if required by Beneficiary, audited financial statements for Affiliated Guarantor and any Liable Party prepared by an independent certified public accountant acceptable to Beneficiary within ninety (90) days after the close of each fiscal year of Affiliated Guarantor;

(d) the annual operating budget (i) when and as prepared by and submitted by Manager for approval by Affiliated Guarantor and/or Operating Lessee and (ii) in the form when and as finally approved by Affiliated Guarantor and/or Operating Lessee.

(e) copies of any appraisals obtained by Affiliated Guarantor; and

(f) Monthly STAR Reports compiled by Smith Travel Research, Inc. which shall be submitted quarterly and/or provided to Beneficiary upon written request.

Section 4.2 PROPERTY REPORTS. Upon request from Beneficiary or its representatives and designees, Affiliated Guarantor and/or Operating Lessee as applicable shall furnish in a timely manner to Beneficiary: an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

Section 4.3 ADDITIONAL MATTERS.

(a) Affiliated Guarantor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or the rating agencies in form and substance satisfactory to Beneficiary or the rating agencies.

(b) Affiliated Guarantor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.

(c) Beneficiary and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Affiliated Guarantor and its affiliates or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Affiliated Guarantor, its affiliates or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

ARTICLE V

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.1 AFFILIATED GUARANTOR’S REPRESENTATIONS AND WARRANTIES.

Affiliated Guarantor represents and warrants to Trustee and Beneficiary as follows:

(a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases dated as of the Execution Date executed by Affiliated Guarantor in connection with the Senior Deed of Trust (including without limitation the License and Services Agreement with Mina Group, LLC for the operation of the restaurant at the Property and for the operation of the Clock Bar at the Property (collectively the “Service Agreements”)), and Affiliated Guarantor has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases, if any (the “Lease Guaranties”).

(b) Except as set forth below, there are no defaults by Affiliated Guarantor and/or Operating Lessee as applicable under the Existing Leases and, to the best knowledge of Affiliated Guarantor, there are no defaults by Manager or any tenants under the Existing Leases. Notwithstanding the foregoing, Affiliated Guarantor has disclosed to Beneficiary in writing the fact that BCBG has not made certain payments under the terms of its lease and the material terms of such dispute.

(c) The Existing Leases and Lease Guaranties, if any, are in full force and effect.

(d) There are no defaults by Affiliated Guarantor and/or Operating Lessee as applicable under the Service Agreement and, to the best knowledge of Affiliated Guarantor, there are no defaults by Manager or Mina Group, LLC under the Service Agreements and the Service Agreements are in full force and effect.

(e) To the best knowledge of Affiliated Guarantor, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(f) No Existing Leases with a square footage of 9,500 square feet or more may be amended terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.

Section 5.2 REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OPERATING LEASE.

(a) The Operating Lease shall not be amended or modified or terminated without the prior written approval of Beneficiary; provided however, that Affiliated Guarantor and Operating Lessee may without Beneficiary’s approval agree to non-material modifications or amendments to the Operating Lease which do not materially alter the obligations of Affiliated Guarantor as Operating Lessor, grant Operating Lessee any rights or powers with respect to the Property that are inconsistent with the rights and obligations of Affiliated Guarantor under the Security Documents, or grant or confer upon any third party any of the rights, benefits or obligations under the Operating Lease, including without limitation any right to receive any of the income, revenue or profits of the Property. Notwithstanding the foregoing, Affiliated Guarantor and Operating Lessee may enter into rent schedule amendments and corresponding amendments to the text of the Operating Lease (e.g., lease term, dates, amounts, etc.) to the Operating Lease to the extent necessary to comply with REIT tax rules provided that Beneficiary is provided with a copy of all such amendments.

(b) Affiliated Guarantor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Affiliated Guarantor’s right, title, interest and estate in, to and under the Operating Lease; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Affiliated Guarantor hereunder.

(c) In the event of a termination, cancellation or surrender of the Operating Lease by Operating Lessee, Affiliated Guarantor shall assume any and all obligations of Operating Lessee under the Management Agreement and cure any and all defaults of Operating Lessee under the Management Agreement

Section 5.3 ASSIGNMENT OF LEASES. In order to further secure payment of the Guaranteed Obligations and the performance of Affiliated Guarantor and/or Operating Lessee as applicable’s obligations under the Security Documents, Affiliated Guarantor and/or Operating

Lessee as applicable absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Affiliated Guarantor’s and/or Operating Lessee’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Lease Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Beneficiary acknowledges and agrees that Affiliated Guarantor and Operating Lessee are permitted to collect the Rents and Profits unless and until an Event of Default occurs. The Existing Leases and Lease Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases” but such term expressly excludes the Operating Lease.

Section 5.4 PERFORMANCE OF OBLIGATIONS.

(a) Affiliated Guarantor and/or Operating Lessee as applicable shall perform all obligations under any and all Leases. If any of the acts described in this Section are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.

(b) Affiliated Guarantor and/or Operating Lessee as applicable agrees to furnish Beneficiary executed copies of all future Leases for premises of 9,500 square feet or more. Affiliated Guarantor and/or Operating Lessee as applicable shall not, without the express written consent of Beneficiary, (i) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to this Deed of Trust as Exhibit “B”, or (ii) cancel or terminate any Leases or Lease Guaranties except in the case of a default unless Affiliated Guarantor has entered into a new Lease covering all of the premises of the Lease being terminated, or (iii) modify or amend any Leases in any material way or materially reduce the rent, or (iv) unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease, or (v) accept payment of advance rents or security deposits in an amount in excess of one month’s rent or (vi) enter into any options to purchase the Property.

(c) Notwithstanding anything to the contrary in this Deed of Trust, (i) the covenants and agreements of Affiliated Guarantor and Operating Lessee in Sections 5.4, 5.5 and 5.6 hereunder shall be subject to the limitation that Affiliated Guarantor and Operating Lessee shall only be required to use commercially reasonable efforts to enforce any rights they may have under the Management Agreement to ensure that Manager takes actions under the Management Agreement consistent with the requirements of Sections 5.4, 5.5 and 5.6 hereof and (ii) subject to the obligation to use commercially reasonable efforts to enforce any rights under the Management Agreement, Affiliated Guarantor, Operating Lessee and Liable Party shall not be deemed in default hereunder or under the Guaranty as a result of the exercise by Manager of any of its rights pursuant to the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6 of this Deed of Trust; and (iii) the rights of Manager under the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6 shall not be limited or restricted in any manner except as may be expressly provided in an instrument in writing signed by Manager and delivered to Beneficiary

(d) Notwithstanding the foregoing, the Operating Lease shall not be subject to the Leasing Guidelines or the provisions of Section 5.3, provided however that any leasing or subleasing of all or any part of the Leased Improvements (as defined in the Operating Lease) pursuant to the Operating Lease shall be subject to the Leasing Guidelines.

Section 5.5 SUBORDINATE LEASES. The Operating Lease and each Lease entered into after the Execution Date affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser. Beneficiary shall have the right in its sole and absolute discretion to make any Lease superior to the Deed of Trust. If requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. If Beneficiary requests, Affiliated Guarantor and/or Operating Lessee as applicable shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Beneficiary on forms which have been approved by Beneficiary. Affiliated Guarantor shall pay or cause to be paid by Operating Lessee all costs and expenses incurred by Beneficiary in connection with granting a non-disturbance agreement including reasonable attorney’s fees, and a processing fee of $2,500.00 for each non-disturbance agreement.

Section 5.6 LEASING COMMISSIONS. Affiliated Guarantor covenants and agrees that all contracts and agreements relating to the Property, if any, entered into by Affiliated Guarantor or Operating Lessee requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Affiliated Guarantor’s compliance with this Section upon request.

Section 5.7 REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OWNER AGREEMENT.

(a) The Owner Agreement shall not be amended or modified or terminated without the prior written approval of Beneficiary; provided however, that Manager, Affiliated Guarantor and Operating Lessee may without Beneficiary’s approval agree to non-material modifications or amendments to the Owner Agreement which do not materially alter the obligations or rights of Affiliated Guarantor thereunder.

(b) Affiliated Guarantor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Affiliated Guarantor’s right, title, interest and estate in, to and under the Owner Agreement; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Affiliated Guarantor hereunder.

(c) The Owner Agreement shall be and remain subject and subordinate to this Deed of Trust and shall be terminated and of no further force and effect upon a foreclosure of the Property by Beneficiary or the acceptance of a deed in lieu of foreclosure.

ARTICLE VI

ENVIRONMENTAL HAZARDS

Section 6.1 REPRESENTATIONS AND WARRANTIES. Affiliated Guarantor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) neither Affiliated Guarantor nor, to the best of Affiliated Guarantor’s knowledge, after due inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property except as expressly disclosed in the Phase I Environmental Report provided to Beneficiary or as expressly approved by Beneficiary in writing and (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Affiliated Guarantor and/or Operating Lessee as applicable, and any tenant, subtenant or occupant of the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.6), (iii) Affiliated Guarantor and/or Operating Lessee as applicable will use best efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v) Affiliated Guarantor does not know of, and has not received, any written or oral notice of other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Affiliated Guarantor and/or Operating Lessee as applicable shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, and (vii) Affiliated Guarantor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Affiliated Guarantor and that is contained in Affiliated Guarantor and/or Operating Lessee as applicable’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

Section 6.2 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Affiliated Guarantor and/or Operating Lessee as applicable shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Affiliated Guarantor and/or Operating Lessee as applicable and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Affiliated Guarantor and/or Operating Lessee as applicable and approved in advance in writing by Beneficiary. All costs and expenses of Remedial Work shall be paid by Affiliated Guarantor and/or Operating Lessee as applicable including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Affiliated Guarantor and/or Operating Lessee as applicable shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.

Section 6.3 ENVIRONMENTAL SITE ASSESSMENT. Beneficiary shall have the right, at any time and from time to time, if Beneficiary has a reasonable belief that the environmental condition of the Property has adversely changed since the date of the Loan to undertake, at the expense of Affiliated Guarantor, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Affiliated Guarantor and/or Operating Lessee as applicable shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.

Section 6.4 INTENTIONALLY OMITTED.

Section 6.5 HAZARDOUS MATERIALS.

“Hazardous Materials” shall include without limitation:

(a) Those substances included within the definitions of “hazardous substances”, “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

(b) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(c) Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials;

(d) Any material, waste or substance which is included within any of the following:

(i) any of the definitions of “acutely hazardous waste,” “extremely hazardous waste,” “hazardous waste,” “infectious waste,” “retrograde material,” “volatile organic compound” or “waste” pursuant to Cal. Health & Safety Code Sections 25110 et seq.;

(ii) any chemical known to the State of California to cause cancer or reproductive toxicity as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Sections 25249.5 et seq.;

(iii) the definition of “hazardous substance” pursuant to Cal. Health & Safety Code Section 25281;

(iv) the definition of “hazardous substance” as used in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code, Sections 25300 et seq.;

(v) either of the definitions of “hazardous materials” or “hazardous substances” pursuant to Cal. Health & Safety Section 25501;

(vi) the definition of “hazardous material” pursuant to Cal. Health & Safety Code Section 25411;

(vii) the definition of “asbestos” pursuant to Cal. Health & Safety Code Section 25918;

(viii) either of the definitions of “air contaminant” or “air pollutant” as used in the Porter-Cologne Water Quality Control Act, Cal. Health & Safety Code Sections 39000 et seq.; and

(ix) “waste” or “hazardous substance” pursuant to Cal. Water Code Section 13050; and

(e) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Section 6.6 REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1 AFFILIATED GUARANTOR’S REPRESENTATIONS.

Affiliated Guarantor represents and warrants as follows:

(a) Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $500,000.00 to restore or replace has occurred which has not been fully restored or replaced.

(b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Affiliated Guarantor received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c) There is no pending proceeding for the total or partial condemnation of the Property.

Section 7.2 RESTORATION.

(a) Affiliated Guarantor and/or Operating Lessee as applicable shall give prompt written notice of any casualty to the Property which would cost more than $500,000.00 to repair to Beneficiary whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Affiliated Guarantor and/or Operating Lessee as applicable covenants and agrees to commence and diligently pursue to completion the Restoration.

(b) Affiliated Guarantor assigns to Beneficiary all Insurance Proceeds which Affiliated Guarantor and/or Operating Lessee as applicable is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. Except as and to the extent provided in Section 7.4, in the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) the casualty or damage occurs during the last year of the term of the Fairmont Loan, including any extensions; or (ii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence; or (iii) the occurrence of a Material Casualty (as defined in 7.4(b)) or a Material Condemnation (as defined in Section 7.4(b)), if the Management Agreement does not require Operating Lessee or Affiliated Guarantor to restore the Property, and/or Operating Lessee and/or Affiliated Guarantor have the right to terminate the Management Agreement pursuant to the terms of the Management Agreement as a result of such Casualty or Condemnation.

(d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Affiliated Guarantor and/or Operating Lessee as applicable shall comply with Beneficiary’s Requirements For Restoration as defined in Section 7.5 below. Upon Affiliated Guarantor’s and/or Operating Lessee’s, as applicable, satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Beneficiary to Affiliated Guarantor.

(e) In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4 if applicable, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the St. Francis Loan in such order as Beneficiary may determine and Beneficiary may declare all of the St. Francis Loan immediately due and payable. After payment in full of the Guaranteed Obligations, any remaining Restoration Funds shall be paid to Affiliated Guarantor.

Section 7.3 CONDEMNATION.

(a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Affiliated Guarantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

(b) Affiliated Guarantor assigns to Beneficiary all Condemnation Proceeds which Affiliated Guarantor and/or Operating Lessee as applicable is entitled to receive. Except as and to the extent provided in Section 7.4, in the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Affiliated Guarantor and/or Operating Lessee as applicable shall commence and diligently pursue to completion the

Restoration. Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.

(c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Affiliated Guarantor and/or Operating Lessee as applicable shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.5 below. Upon Affiliated Guarantor’s and/or Operating Lessee’s as applicable, satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Beneficiary to Affiliated Guarantor.

(d) In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4, if applicable, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the St. Francis Loan in such order as Beneficiary may determine and Beneficiary may declare all of the St. Francis Loan immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Affiliated Guarantor.

Section 7.4 CASUALTY AND CONDEMNATION RESTORATION PURSUANT TO MANAGEMENT AGREEMENT.

(a) Notwithstanding any provision of the Deed of Trust or any other Loan Document, in the event of a Material Casualty or Material Condemnation, if the Management Agreement provides that the Operating Lessee or Affiliated Guarantor is required to restore the Property and such Operating Lessee or Affiliated Guarantor does not have the right to terminate the Management Agreement pursuant to the terms of the Management Agreement as a result of such Casualty or Condemnation or otherwise, then Beneficiary shall make such proceeds available to Affiliated Guarantor for the restoration of the Property (which shall be applied in accordance with the Requirements for Restoration) as set forth in Section 7.5, provided that: (i) an Event of Default does not then currently exist, (ii) the repair, restoration and rebuilding of any portion of the Property that has been damaged or destroyed or which remains after a Material Condemnation, can be accomplished in full compliance with all Requirements for Restoration and other requirements relating to land and building design and construction, use and maintenance, that pertain to or affect the Property or any part of the Property to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty (the repair, restoration and rebuilding to the condition described in this clause (ii) is referred to herein as the “Restoration Standard”), (iii) the Casualty or Condemnation occurs more than one year prior to the Maturity Date; and (iv) restoration of the Property in accordance with the terms herein is estimated to require not more than one year to complete from the date of the occurrence of the Casualty or Condemnation; and (v) the estimated cost to restore the Property in accordance with the terms herein, as approved by Beneficiary in its commercially reasonable discretion, does not exceed the amount of the Net Insurance Proceeds available for restoration and other amounts, if any, committed to the costs of the restoration by Affiliated Guarantor, evidenced by documents satisfactory to Beneficiary, and with respect to which Beneficiary has been granted a security interest as evidenced by such documents required by Beneficiary satisfactory in form and content to Beneficiary.

(b) For purposes of this Section 7.4, the following terms have the following meanings:

(i) “Material Casualty” shall mean a Casualty where the loss (a) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding principal amount of the Loan or (b) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the Property to be unavailable for its applicable use.

(ii) “Material Condemnation” shall mean a Condemnation where the loss (a) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding principal amount of the Loan or (b) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the applicable Property to be unavailable for its applicable use.

Section 7.5 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:

(a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (other than activities required to protect the Property from further damage or to provide for the health and/or safety of the public or workers) (the “Work”), Affiliated Guarantor and/or Operating Lessee as applicable shall provide Beneficiary for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) an estimate of the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing; and (v) a completion guaranty of such Work by Liable Party (as defined in the Senior Deed of Trust) in a form reasonably satisfactory to Beneficiary.

(b) Affiliated Guarantor and/or Operating Lessee as applicable shall not commence the Work, other than temporary work to protect the Property, protect the health or safety of the public or wokers, or prevent interference with business, until Affiliated Guarantor and/or Operating Lessee as applicable shall have complied with the requirements of subsection (a) of this Section 7.5. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Affiliated Guarantor, from time to time as the Work progresses:

(i) Architect or another person approved by Beneficiary shall be in charge of the Work.

(ii) Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Affiliated Guarantor and approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Affiliated Guarantor to Beneficiary and Affiliated Guarantor’s delivery to Beneficiary of (A) Affiliated Guarantor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(iii) The final Request for Payment shall be accompanied by (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(c) If (i) within one hundred eighty (180) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Affiliated Guarantor fails to submit to Beneficiary and receive Beneficiary’s approval of Affiliated Guarantor’s preliminary plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are finalized and approved by all such governmental authorities and Beneficiary, Affiliated Guarantor and/or Operating Lessee as applicable fails to commence promptly or diligently continue to completion the Restoration, or (iii) Affiliated Guarantor and/or Operating Lessee as applicable becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the nonfulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the St. Francis Loan in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the St. Francis Loan immediately due and payable together with the Prepayment Fee.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATED GUARANTOR

Section 8.1 ERISA. Affiliated Guarantor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Affiliated Guarantor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

Section 8.2 NON-RELATIONSHIP. Neither Affiliated Guarantor nor any general partner, director, member or officer of Affiliated Guarantor nor, to Affiliated Guarantor’s knowledge, any person who is a Affiliated Guarantor’s Constituent (as defined in Section 8.4) is (i) a director or officer of Beneficiary, (ii) a parent, son or daughter of a director or officer of Beneficiary, or a descendent of any of them, (iii) a step parent, adopted child, stepson or step daughter of a director or officer of Beneficiary, or (iv) a spouse of a director or officer of Beneficiary.

Section 8.3 NO ADVERSE CHANGE. Affiliated Guarantor represents and warrants that there has been no material adverse change from the conditions shown in the application submitted for the Fairmont Loan by Fairmont Borrower and Affiliated Guarantor (“Application”) or in the materials submitted in connection with the Application.

Section 8.4 AFFILIATED GUARANTOR’S REPRESENTATIONS AND WARRANTIES.

(a) Affiliated Guarantor represents and warrants that it has delivered to Beneficiary true and correct copies of all Affiliated Guarantor’s and Operating Lessee’s organizational documents and except for the Affiliated Guaranty and as expressly approved by Beneficiary in writing, there have been no changes in Affiliated Guarantor’s members or Operating Lessee’s members (“Affiliated Guarantor’s Constituents”) since the date that the Application was executed by Affiliated Guarantor and Strategic Hotels & Resorts Inc. and/or its legally permitted successors and assigns (“SHRI”) continues to Control Strategic Hotel Funding L.L.C.

(b) Affiliated Guarantor represents and warrants that neither Affiliated Guarantor, nor any of the Affiliated Guarantor’s Constituents, is involved in any litigation, arbitration or other proceeding nor is there any governmental investigation pending which if determined adversely would materially adversely affect Affiliated Guarantor’s ability to perform in accordance with the Security Documents, and to the best knowledge of Affiliated Guarantor, no such proceeding is contemplated or threatened.

(c) Affiliated Guarantor represents and warrants that Affiliated Guarantor has received reasonably equivalent value for the granting of this Deed of Trust.

(d) Affiliated Guarantor represents and warrants that neither Affiliated Guarantor, nor any of the Affiliated Guarantor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Affiliated Guarantor, no such proceeding is contemplated or threatened.

(e) Affiliated Guarantor represents and warrants that neither Affiliated Guarantor nor any partner, member or stockholder of Affiliated Guarantor has been convicted of, or been indicted for a felony criminal offense.

(f) Affiliated Guarantor represents and warrants that neither Affiliated Guarantor nor any partner, member or stockholder of Affiliated Guarantor is in default under the Revolver Loan (as defined in Section 10.4) or any mortgage, deed of trust, note, loan or credit agreement.

Section 8.5 INTENTIONALLY OMITTED.

Section 8.6 FOREIGN INVESTOR. Neither Affiliated Guarantor nor any partner, member or stockholder of Affiliated Guarantor is, and no legal or beneficial interest in a partner, member or stockholder of Affiliated Guarantor is or will be held, directly or indirectly by, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of l986, as amended and Affiliated Guarantor is not a “disregarded entity” within the meaning of such Code of Regulations.

Section 8.7 US PATRIOT ACT. Neither Affiliated Guarantor nor any partner, member or stockholder of Affiliated Guarantor is, and no legal of beneficial interest in a partner, member or stockholder of Affiliated Guarantor is or will be held, directly or indirectly, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation.

ARTICLE IX

EXCULPATION AND LIABILITY

Section 9.1 LIABILITY OF AFFILIATED GUARANTOR. Except as expressly set forth in the balance of this Section, anything contained herein or in any other Security Documents to the contrary notwithstanding, no recourse shall be had for any obligation hereunder or under the Security Documents against (i) any affiliate, parent company, trustee or advisor of Affiliated Guarantor or Operating Lessee, or owner of a direct or indirect beneficial or equitable interest in Affiliated Guarantor or Operating Lessee, any member in Affiliated

Guarantor or Operating Lessee, or any partner, shareholder or member therein (other than against Strategic Hotel Funding, L.L.C. (the “Fairmont Liable Party”) pursuant to the Guaranty (as defined in the Fairmont Mortgage) or the Indemnity Agreement (as defined in the Fairmont Mortgage)) ; (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), individual or entity to which any ownership interest in Affiliated Guarantor or Operating Lessee shall have been transferred; (iv) any purchaser of any asset of Affiliated Guarantor, Operating Lessee or Liable Party; or (v) any other Person (except for Fairmont Borrower), for any deficiency or other sum owing with respect to the Guaranteed Obligations. It is understood that the Guaranteed Obligations may not be enforced against any person described in clauses (i) through (v) above (other than against Fairmont Borrower) unless such person is independently liable for the Guaranteed Obligations, and Beneficiary agrees not to sue or bring any legal action or proceeding against any such person in such respect. However, nothing contained in this Section or the Loan Documents shall:

(i) prevent recourse to the Affiliated Guarantor or, if and to the extent applicable, the Fairmont Liable Party or the assets of the Affiliated Guarantor, or, if and to the extent applicable, the assets of the Fairmont Liable Party, or enforcement of the Security Documents or other instrument or document by which Affiliated Guarantor is bound pursuant to the Affiliated Guaranty;

(ii) limit Beneficiary’s rights to institute or prosecute a legal action or proceeding or otherwise make a claim against Affiliated Guarantor, Operating Lessee and/or Fairmont Liable Party for damages and losses to the extent arising directly or indirectly from any of the following or against the person or persons committing any of the following:

(1) fraud or intentional misrepresentation by Affiliated Guarantor, Operating Lessee and/or Fairmont Liable Party,

(2) the misappropriation by Affiliated Guarantor or Operating Lessee of any proceeds (including, without limitation, any Rents, security deposits, tenant letters of credit, insurance proceeds and condemnation proceeds), including (x) the failure to pay any such amounts to Holder as and to the extent required under this Deed of Trust, (y) the collection of Rents for a period of more than 30 days in advance, and (z) such amounts received after an Event of Default and not applied to the St. Francis Loan or to operating and maintenance expenses of the Property,

(3) the breach of any representation, warranty, covenant or indemnification in the Deed of Trust with respect to Hazardous Materials,

(4) physical damage to the Property from intentional waste committed by Affiliated Guarantor, Operating Lessee or any affiliate of Affiliated Guarantor or Operating Lessee,

(5) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Beneficiary, in the event (and arising out of such circumstances) that Affiliated Guarantor should raise any defense, counterclaim and/or allegation in any foreclosure action by Beneficiary relative to the Property, which is found by a court of competent jurisdiction to have been raised by Affiliated Guarantor or Operating Lessee in bad faith or to be without basis in fact or law,

(iii) limit Beneficiary’s rights to recover damages to the extent arising from Affiliated Guarantor’s or Operating Lessee’s failure to comply with the provisions of the Deed of Trust pertaining to ERISA,

(iv) limit Beneficiary’s rights to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of the Deed of Trust and any amount expended by Beneficiary in connection with the foreclosure of the Deed of Trust,

(v) limit Beneficiary’s rights to enforce any leases entered into by Affiliated Guarantor or its affiliates as tenant, guarantees, or other agreements entered into by Affiliated Guarantor in a capacity other than as borrower or any policies of insurance; or

(vi) limit Beneficiary’s rights to recover costs and damages arising from Affiliated Guarantor’s or Operating Lessee’s failure to pay any Premiums or Impositions in the event Affiliated Guarantor is not required to deposit such amounts with Beneficiary pursuant to Section 2.5 of this Deed of Trust.

(vii) (i) limit Beneficiary’s rights to recover any damages, costs, expenses or liabilities, including reasonable attorneys’ fees, incurred by Beneficiary and arising from any breach or enforcement of any “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof; and/or (ii) in accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, limit the right of Beneficiary to waive the security of the Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Affiliated Guarantor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Affiliated Guarantor to judgment, and any other rights and remedies permitted by law. If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance with clause (ii) above, Affiliated Guarantor and Liable Party shall pay to Beneficiary, on demand by Beneficiary following such exercise, all amounts owed to Beneficiary and arising from any breach or enforcement of any “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) under any Loan Document, and Affiliated Guarantor and the Liable Party if any, will be personally liable for the payment of all such sums.

Section 9.2 RECOURSE GUARANTY. Notwithstanding the foregoing, this limitation of liability shall not apply and the Guaranteed Obligations will be fully recourse to Affiliated Guarantor and to Liable Party:

(a) in the event of any Transfer of the Property in violation of this Deed of Trust or in the event Affiliated Guarantor or Operating Lessee enters into any indebtedness for borrowed money which is secured by a lien, security interest or other encumbrance of any part of the Property, other than the Guaranteed Obligations or the St. Francis Loan or except either as allowed by the Deed of Trust or approved by Beneficiary; or,

(b) if (i) Affiliated Guarantor, Operating Lessee or Fairmont Liable Party commences a voluntary bankruptcy or insolvency proceeding under the Bankruptcy Code which is not dismissed within 90 days of filing, or (ii) an involuntary case is commenced against Affiliated Guarantor, Operating Lessee or Fairmont Liable Party under the Bankruptcy Code which is not dismissed within 90 days of filing, or (iii) an involuntary case is commenced against Affiliated Guarantor or Operating Lessee under the Bankruptcy Code with the collusion of Affiliated Guarantor or Operating Lessee or Fairmont Liable Party, or any of their affiliates or related entities, or (iv) a petition for relief is filed with respect to Affiliated Guarantor or Operating Lessee or Fairmont Liable Party under the Bankruptcy Code through the actions of Affiliated Guarantor or Operating Lessee or any of their affiliates or related entities which is not dismissed within 90 days of filing. Notwithstanding the previous sentence, neither Affiliated Guarantor nor Fairmont Liable Party shall be personally liable for payment of the Guaranteed Obligations merely by reason of an involuntary bankruptcy (irrespective of its duration) as to which the following conditions are satisfied (1) such involuntary bankruptcy is not solicited, procured or supported by Affiliated Guarantor or any Related Person (defined below); (2) there is no debt or other obligation and there are no creditors, in any case which are prohibited by the Security Documents; (3) Affiliated Guarantor and each Related Person in such involuntary bankruptcy proceeding will consent to and support and perform all actions requested by Beneficiary to obtain relief from the automatic stay and to obtain adequate protection for Beneficiary; (4) none of the Affiliated Guarantor nor any Related Persons shall propose or in any way support any plan of reorganization which in any way modifies or seeks to modify any provisions of the Security Documents or any of Beneficiary’s rights under the Security Documents; and (5) none of Affiliated Guarantor nor any Related Persons shall propose or consent to any use of cash collateral except with Beneficiary’s consent, which may be withheld in Beneficiary’s sole discretion. As used herein, a “Related Person” shall mean (a) Affiliated Guarantor and any guarantor or other person or entity which is liable in any way (including contingently liable) for any part of the Guaranteed Obligations, (b) person or entity which has any direct or indirect interest in Affiliated Guarantor or in which Affiliated Guarantor has any direct or indirect interest, or (c) any person who, by reason of any relationship with any of the foregoing, would be reasonably expected to act in accordance with the request of any of the foregoing.

(c) Notwithstanding the foregoing, Beneficiary agrees that its sole recourse against the Operating Lessee for the Operating Lessee’s obligations hereunder or under the other Security Documents shall be to the collateral owned by the Operating Lessee and pledged to Beneficiary pursuant to the terms of the Security Documents; provided however, the foregoing shall not limit Beneficiary’s rights against Affiliated Guarantor and/or Fairmont Liable Party with respect to the obligations of Operating Lessee to the extent otherwise permitted under the Security Documents.

ARTICLE X

SINGLE PURPOSE ENTITY; CHANGE IN OWNERSHIP, CONVEYANCE OF

PROPERTY’ PROHIBITIONS ON FINANCING AND DEBT

Section 10.1 SINGLE PURPOSE ENTITY; INDEPENDENT DIRECTOR; AFFILIATED GUARANTY AND SUBORDINATE DEED OF TRUST.

(a) During the term of the Affiliated Guaranty, Affiliated Guarantor and Operating Lessee shall each be a single purpose entity (“Single Purpose Entity”) and the Affiliated Guarantor’s and Operating Lessee’s organizational documents shall provide that Affiliated Guarantor (and Operating Lessee, if and to the extent applicable) shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii) except to the extent expressly permitted by this Deed of Trust, incur additional indebtedness except for trade payables in the ordinary course of business of owning and operating the Property, provided that such indebtedness is paid within ninety (90) days of when incurred; (viii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets (except following a transfer of the Property which is expressly permitted under Section 10.3 or Section 10.9, and (ix) modify, amend or revise its organizational documents in a manner which would change any of the foregoing restrictions. During the term of the Affiliated Guaranty, Affiliated Guarantor and Operating Lessee shall each have at least one member (or, if Affiliated Guarantor or Operating Lessee is an entity other than a limited liability company, a member of its board of directors) which is not reemployed by, related to or affiliated with Affiliated Guarantor or any Related Entities (“Independent Entity”) which Independent Entity shall be subject to the prior written approval of Beneficiary and any replacements or substitutions of such Independent Entity shall be subject to the prior written approval of Beneficiary. All of the foregoing requirements of this Section 10.1(a) shall be referred to herein as the “Single Purpose Entity Covenants and Representations”.

(b) Notwithstanding anything contained herein to the contrary, Affiliated Guarantor shall be authorized (i) to enter into the Affiliated Guaranty and (ii) the St. Francis Loan.

Section 10.2 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a) Affiliated Guarantor shall not cause or permit: (i) the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Affiliated Guarantor or in Operating Lessee or in the partners, or stockholders, or members or beneficiaries of, Affiliated Guarantor or Operating Lessee or of any of Affiliated Guarantor’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Affiliated Guarantor or Operating Lessee or any of the general partners or members of Affiliated Guarantor or Operating Lessee, including, without limitation, any conversion of Affiliated Guarantor or Operating Lessee or any general partner or member of Affiliated Guarantor or Operating Lessee to a limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers”).

(b) The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Affiliated Guarantor; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either or (iii) subject to the applicable provisions of Article V, any sublease of space at the Leased Improvements (as defined in the Operating Lease) in accordance with the terms and conditions of the Operating Lease; or (iv) transfers of interests in SHRI, as and to the extent permitted under Section 10.4 (b) of this Deed of Trust.

(c) Affiliated Guarantor or transferee shall pay all costs and expenses incurred by Beneficiary in connection with any Transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees.

Section 10.3 ONE TIME TRANSFER RIGHT.

Upon the exercise of the right to transfer the Property and/or the Fairmont Property to a Permitted Transferee (as defined in the Senior Deed of Trust) pursuant to Section 10.3 of the Senior Deed of Trust, the Affiliated Guaranty shall be released and this Deed of Trust reconveyed as provided in Section 10.9 below.

Section 10.4 OTHER PERMITTED TRANSFERS.

(a) Notwithstanding anything in this Deed of Trust to the contrary, under no circumstances shall there be any restriction or limitation with respect to the transfer of any direct or indirect legal, beneficial, or direct or indirect equitable interest in SHRI, and (2) subject to the terms and provisions of this Section, there shall be no restriction or limitation in any respect to (and no Event of Default shall result or arise from) the sale, assignment, conveyance, or transfer, mortgage, hypothecation or other disposition or other encumbering of any direct or indirect legal, beneficial or direct or indirect equitable interest in Fairmont Liable Party or any person or entity owning a direct or indirect interest therein provided that:

(i) Affiliated Guarantor shall provide Beneficiary with notice of such transaction simultaneously with its occurrence;

(ii) at all times, prior to a transfer pursuant to Section 10.3(a) of the Senior Deed of Trust, and execution of a guaranty for the Fairmont Loan by a new liable party, Strategic Hotel Funding, L.L.C. remains the Fairmont Liable Party under the Fairmont Loan, and the Fairmont Liable Party or a Close Affiliate of Fairmont Liable Party Controls Fairmont Borrower and Operating Lessee (as defined in the Fairmont Mortgage);

(iii) at all times, SHRI shall (a) own at least seventy-five percent (75%) of the equity of Fairmont Liable Party and shall Control the Fairmont Liable Party and (b) the Consolidated Group shall be in compliance with the Minimum Net Worth Requirements;

(iv) if there shall be a pledge, hypothecation or other encumbering of a direct or indirect ownership interest in Fairmont Liable Party or any person or entity owning a direct or indirect interest therein (collectively, “Pledge”), such Pledge shall be in connection only with financing provided by a Qualified Institutional Lender (as defined below), and any transfer of any direct or indirect legal, beneficial or direct or indirect equitable interest in Fairmont Liable Party or any person or entity owning a direct or indirect interest therein as a result of default under such financing shall be to a Qualified Institutional Lender; and

(v) Affiliated Guarantor or transferee shall pay all costs and expenses incurred by Beneficiary in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees.

(b) Specifically, subject to the conditions of sub-clauses (i) through (v) of Section 10.4 (a) above, the provisions of Section 10.2 and Section 10.5 shall not apply to the Revolver Loan (as hereinafter defined) or any guaranty thereof or pledge of ownership interest in Fairmont Liable Party or its Affiliates in connection therewith in favor of the lenders thereunder. “Revolver Loan” shall mean that certain revolving credit facility from various financial institutions, as lenders, Deutsche Bank Trust Company of Americas as Administrative Agent and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as Co-Lead Arrangers and Joint Book Running Managers to Strategic Hotel Funding, L.L.C., evidenced by that certain Credit Agreement, dated as of March 9, 2007, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time, which Revolver Loan shall not at any time be secured by a lien, pledge or security interest or other encumbrance of any part of the Property and/or Affiliated Guarantor.

(c) Unless otherwise specifically referenced, the following terms shall have the following meanings for purposes of this Section only:

(i) “Affiliate” shall mean a Person or Persons directly or indirectly, through one or more intermediaries, that Controls, is Controlled by or is under common Control with the Person or Persons in question.

(ii) “Control” and “Controlling” shall mean the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being a managing member, general partner, officer or director of the person or entity in question), to both (A) direct or cause the direction of the management and policies of the Person in question, and (B) conduct the day-to-day business operations of the Person in question.

(iii) “Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such First

Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.

(iv) “Qualified Institutional Lender” shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, government entity or plan, or real estate investment trust, in each case having, together with their Close Affiliates, at least one billion dollars ($1,000,000,000) in capital/statutory surplus, shareholder’s equity or net worth, as applicable, (the “Lender Net Worth Requirement”) and being experienced in making commercial real estate loans or otherwise investing in commercial real estate; provided, however, if a loan is made or credit is otherwise extended by a syndicate or group of lenders, then and in such event, more than fifty percent (50%) of the loan must be held by entities (including their Close Affiliates) that each meet the Minimum Net Worth Requirement.

Section 10.5 PROHIBITION ON SUBORDINATE FINANCING. Except as and to the extent expressly permitted in Section 10.4 or Section 10.6, Affiliated Guarantor shall not incur or permit the incurring of (i) any financing in addition to the St. Francis Loan and Affiliated Guaranty that is secured by a lien, security interest or other encumbrance of any part of the St. Francis Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest in Affiliated Guarantor.

Section 10.6 PERMITTED DEBT. Affiliated Guarantor and Operating Lessee shall be allowed to incur the following indebtedness and obligations (herein “Permitted Debt”), which other than the St. Francis Loan and the Guaranteed Obligations under the following clause (i) shall not be secured by the Property: (i) the St. Francis Note, the Senior Deed of Trust and any related obligations to Beneficiary under the documents evidencing and/or securing the St. Francis Loan (the “St. Francis Loan Documents”) and the Affiliated Guaranty and this Deed of Trust, (ii) unsecured amounts payable for or in respect of the operation of the Property incurred in the ordinary course of Affiliated Guarantor’s business (“Trade Payables”), paid by Affiliated Guarantor within sixty (60) days of incurrence, provided that in no event shall the aggregate amount of such Trade Payables incurred by Affiliated Guarantor exceed three percent (3%) of the aggregate Loan Amount, (iii) purchase money indebtedness and capital lease obligations incurred in the ordinary course of business and operation of the Property, but in no event shall the annual scheduled debt service on such indebtedness or obligations exceed the aggregate amount of Six Hundred Thousand Dollars ($600,000.00), (iv) any management fees accrued in accordance with the terms of the Management Agreement but which are not yet due and payable, (v) Impositions not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with the terms and conditions of Section 2.4 of the Deed of Trust, and (vi) indebtedness relating to liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business, and liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with Section 2.4 of the Deed of Trust.

In addition, Affiliated Guarantor shall be allowed to enter into guarantees or provide similar assurances or undertakings in favor of the Manager with respect to the obligations of the Operating Lessee under the Management Agreement provided that such obligations shall not be secured by any mortgage or other lien on the Property except as may be permitted in this Deed of Trust.

Section 10.7 PERMITTED LIENS. Affiliated Guarantor and Operating Lessee shall be allowed to create, suffer to exist or otherwise permit the following encumbrances or other liens with respect to the Property (“Permitted Liens”) subject to the terms of the Security Documents as to priority thereof: (i) the liens and security interests created by the St. Francis Loan Documents, (ii) those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 of the title insurance policy or policies which have been approved by Beneficiary as of the Execution Date (“Permitted Exceptions”) (iii) liens, if any, for Impositions not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with the terms and conditions of Section 2.4 of the Deed of Trust, (iv) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business, and liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with the Deed of Trust, (v) Leases and the Management Agreement, (vi) easements, rights of way, or restrictions incurred or entered into by Affiliated Guarantor and/or Operating Lessee as applicable in the ordinary course of business, which in each case could not be reasonably expected to have a material adverse effect, do not diminish in any material respect the value of the Property or affect in any material respect the validity, enforceability or priority of the liens created by the Security Documents, (vii) liens securing indebtedness permitted under clause (iii) of the definition of Permitted Debt in Section 10.6, so long as such lien is only in respect of the specific property relating to such obligation and notwithstanding the introductory clause to Section 10.6 to the contrary, is not secured by other portions of the Property, (viii) deposits securing or in lieu of surety, appeal or custom bonds in processing to which Affiliated Guarantor and/or Operating Lessee as applicable is a party, (ix) any judgment lien provided that the judgment it secures shall have been discharged of record or the execution thereof stayed pending appeal within thirty (30) days after entry thereof or within thirty (30) days after the expiration of any stay, as applicable in either case provided there is no imminent risk of forfeiture during such thirty (30) day period, and (x) such other title and survey exceptions as Beneficiary has approved or may approve in writing.

Section 10.8 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. Except as and to the extent expressly provided to the contrary herein, during the term of the Affiliated Guaranty, Affiliated Guarantor and/or Operating Lessee as applicable shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, (v) any other single item of indebtedness or liability which does not exceed $25,000.00 or, when aggregated with other items or indebtedness or liability, does not exceed $100,000.00, and (vi) Permitted Debt.

Section 10.9 RELEASE OF AFFILIATED GUARANTY. The obligations of Affiliated Guarantor under the Affiliated Guaranty shall terminate this Deed of Trust shall be released and reconveyed (“Affiliated Guaranty Termination”) upon the first to occur of:

(i) The full payment and satisfaction of all obligations of Affiliated Guarantor under the St. Francis Loan Documents and all obligations of Fairmont Borrower under the Fairmont Loan Documents in accordance with their respective terms.

(ii) The exercise of the transfer right pursuant to and in accordance with Section 10.3 of the Senior Deed of Trust with respect to either or both of the Property or the Fairmont Property.

(iii) The occurrence of the events described in either Section 10.9(ii) or Section 10.9(iv) of the Fairmont Mortgage.

(iv) The full payment and satisfaction of all obligations of Affiliated Guarantor under the St. Francis Loan Documents in connection with a sale of the Property and the prepayment of the St. Francis Note; provided, however, that in the event of such full payment and satisfaction, all of the following conditions precedent to the Affiliated Guaranty Termination shall have occurred and be true at the time of the Affiliated Guaranty Termination:

(1) There shall be no pending Event of Default under the St. Francis Loan Documents or the Fairmont Loan Documents;

(2) The loan-to-value ratio (“Loan to Value Ratio”) for the Fairmont Property encumbered by the Fairmont Mortgage shall not be greater than 60% as determined by Beneficiary in its sole and absolute discretion; provided however, that a principal reduction payment may be made under the Fairmont Note in accordance with the terms of the Fairmont Note, including the payment of any applicable prepayment fee, in order to meet the Loan to Value Ratio;

(3) The debt service coverage ratio for the Fairmont Property encumbered by the Fairmont Mortgage (the “DSC”) shall not be less than 1.50x as determined by Beneficiary in its sole and absolute discretion; provided however, that a principal reduction payment may be made under the Fairmont Note in accordance with the terms of the Fairmont Note, including the payment of any applicable prepayment fee, in order to meet the DSC; and,

(v) Affiliated Guarantor shall pay all costs and expenses incurred by Beneficiary in connection with the Affiliated Guaranty Termination and the release of the Subordinate Deed of Trust, including without limitation, documentation costs, and reasonable attorneys’ fees.

Section 10.10 STATEMENTS REGARDING OWNERSHIP. Affiliated Guarantor agrees to submit or cause to be submitted to Beneficiary within thirty (30) days after December 3lst of each calendar year during the term of this Deed of Trust and ten (10) days after any written request by Beneficiary, a sworn, notarized certificate, signed by an authorized (i) individual who is Affiliated Guarantor or one of the individuals comprising Affiliated Guarantor, (ii) member of Affiliated Guarantor, (iii) partner of Affiliated Guarantor or (iv) officer of Affiliated Guarantor, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Affiliated Guarantor has been made by Affiliated Guarantor and if so, to whom; or (z) there has been any change in the individual(s) comprising Affiliated Guarantor or in the partners, members stockholders or beneficiaries of Affiliated Guarantor from those on the Execution Date, and if so, a description of such change or changes.

ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.1 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Affiliated Guarantor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

(a) The occurrence of an Event of Default under the Affiliated Guaranty;

(b) The failure of Affiliated Guarantor (i) to pay any required escrow deposit or any other sum required to be paid under any this Deed of Trust, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment or (ii) to pay or cause to be paid any amounts as and when due to Manager under the Management Agreement prior to the expiration of any grace period provided in the Management Agreement;

(c) The occurrence of an Event of Default under the St. Francis Loan Documents;

(d) The occurrence of an Event of Default under the Fairmont Loan Documents;

(e) The failure of Affiliated Guarantor or Operating Lessee as applicable to perform or observe any of the other terms, covenants or conditions of this Deed of Trust not specified in Section 11.1(a) for thirty (30) days after notice; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and Affiliated Guarantor or Operating Lessee shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Affiliated Guarantor or Operating Lessee in the exercise of due diligence to cure such default, but the aggregate cure period under this clause (b) shall not exceed ninety (90) days;

(f) The filing by Affiliated Guarantor and/or Operating Lessee as applicable (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(g) If any representation, warranty certification, financial statement or other information furnished by Affiliated Guarantor or Operating Lessee herein or in any other Security Document shall be materially false or materially misleading as of the date the representation or warranty was made and, such materially false or materially misleading representation, warranty certification, financial statement or other information is not cured within thirty (30) days after receipt by Affiliated Guarantor of notice thereof;

(h) If Affiliated Guarantor and/or Operating Lessee as applicable shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Affiliated Guarantor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property;

(i) If an Event of Default occurs under the Management Agreement with respect to Affiliated Guarantor and or Operating Lessee, as applicable;

(j) If an Event of Default occurs under the Operating Lease with respect to Affiliated Guarantor or Operating Lessee; or

(k) If an Event of Default occurs under the Owner Agreement with respect to Affiliated Guarantor or Operating Lessee or Manager,

Section 11.2 REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:

(a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Security Documents and realization on the Property or any other security afforded by the Security Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Guaranteed Obligations owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or

(b) Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Guaranteed Obligations. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Guaranteed Obligations; and/or

(d) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Affiliated Guarantor and/or Operating Lessee as applicable. Affiliated Guarantor shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time; and/or

(e) Action for Breach of Contract. In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Beneficiary may bring an action for breach of contract against Affiliated Guarantor for breach of any “environmental provision” (as such term is defined in such Section) made by Affiliated Guarantor herein or in any other Security Document, for the recovery of damages and/or for the enforcement of the environmental provision; and/or

(f) Waiver of Security. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Beneficiary may waive the security of this Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter exercise against Affiliated Guarantor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Affiliated Guarantor to judgment, and any other rights and remedies permitted by law. Affiliated Guarantor and Beneficiary acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Beneficiary’s rights under this Section 11.2 are limited to instances in which Affiliated Guarantor or any affiliate, agent, co-tenant, partner or joint venturer of Affiliated Guarantor either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of Hazardous Materials, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Beneficiary in writing after

Beneficiary’s written request for information concerning the environmental condition of the Property, unless Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.

Section 11.3 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.2 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Guaranteed Obligations, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses, and any other amounts owed under any of the Security Documents.

Section 11.4 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, including laws enacted after the Execution Date, Affiliated Guarantor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Affiliated Guaranty, this Deed of Trust or any of the Security Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

Section 11.5 BENEFICIARY’S RIGHT TO PERFORM AFFILIATED GUARANTOR’S OBLIGATIONS. Affiliated Guarantor agrees that, if Affiliated Guarantor and/or Operating Lessee as applicable fails to perform any act or to pay any money which Affiliated Guarantor and/or Operating Lessee as applicable is required to perform or pay under the Security Documents, Beneficiary may make the payment or perform the act at the cost and expense of Affiliated Guarantor and in Affiliated Guarantor’s name or in its own name. Any money paid by Beneficiary under this Section 11.5 shall be reimbursed to Beneficiary in accordance with Section 11.6.

Section 11.6 BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Security Document, shall (1) become a part of the Guaranteed Obligations, (2) bear interest at the Interest Rate (as defined in the St. Francis Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Affiliated Guarantor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Affiliated Guarantor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

Section 11.7 FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Affiliated Guarantor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Guaranteed Obligations or to enforce performance of the obligations, covenants and agreements of the Security Documents, Affiliated Guarantor shall reimburse Beneficiary in accordance with Section 11.6 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.8 WAIVER OF CONSEQUENTIAL DAMAGES. Affiliated Guarantor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Affiliated Guarantor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

Section 11.9 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money. Affiliated Guarantor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.

Section 11.10 ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Affiliated Guaranty, and without affecting the personal liability of any entity or the Liable Party for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

Section 11.11 SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or an successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

ARTICLE XII

AFFILIATED GUARANTOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.1 INTENTIONALLY OMITTED.

Section 12.2 REPLACEMENT OF AFFILIATED GUARANTY. Upon notice to Affiliated Guarantor of the loss, theft, destruction or mutilation of the Affiliated Guaranty, Affiliated Guarantor will execute and deliver, in lieu of the original Affiliated Guaranty, a replacement guaranty document, identical in form and substance to the Affiliated Guaranty and dated as of the Execution Date. Upon the execution and delivery of the replacement guaranty document, all references in any of the Security Documents to the Affiliated Guaranty shall refer to the replacement guaranty document.

Section 12.3 AFFILIATED GUARANTOR’S ESTOPPEL. Within ten (10) days after receipt of a written request by Beneficiary, Affiliated Guarantor shall furnish an acknowledged written statement in form satisfactory to Beneficiary (i) setting forth the amount of the Fairmont Loan, (ii) stating either that no offsets or defenses exist against the Guaranteed Obligations, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Security Documents, the Management Agreement or the Operating Lease or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request. If Affiliated Guarantor does not furnish an estoppel certificate within the 10-day period, Affiliated Guarantor appoints Beneficiary as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.

Section 12.4 FURTHER ASSURANCES. Affiliated Guarantor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Affiliated Guarantor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Affiliated Guarantor fails to comply with the terms of this Section, Beneficiary may, at Affiliated Guarantor’s expense, perform Affiliated Guarantor’s obligations for and in the name of Affiliated Guarantor, and Affiliated Guarantor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.

Section 12.5 SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the St. Francis Loan and to all of the rights of the recipient of such payment.

ARTICLE XIII

SECURITY AGREEMENT

Section 13.1 SECURITY AGREEMENT.

THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.

Section 13.2 REPRESENTATIONS AND WARRANTIES.

Affiliated Guarantor warrants, represents and covenants as follows:

(a) Affiliated Guarantor and/or Operating Lessee as applicable owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Beneficiary in writing or as otherwise allowed hereunder. Affiliated Guarantor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property contrary to the preceding sentence.

(b) The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Affiliated Guarantor and/or Operating Lessee as applicable’s business.

(c) Affiliated Guarantor and/or Operating Lessee as applicable will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Affiliated Guarantor and/or Operating Lessee as applicable with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 13.3 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.4 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9313, as amended from time to time and as enacted in the State, in the event that Affiliated Guarantor and/or Operating Lessee as applicable intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a) Before executing any security agreement or other document evidencing or perfecting the security interest, Affiliated Guarantor and/or Operating Lessee as applicable shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b) Affiliated Guarantor shall pay all sums and perform all obligations secured by the security agreement. A default by Affiliated Guarantor under the security agreement shall constitute a default under this Deed of Trust. If Affiliated Guarantor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

(c) Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d) The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the lien is permitted by Section 10.7(vii) or if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.

ARTICLE XIV

MISCELLANEOUS COVENANTS

Section 14.1 NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Security Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Security Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Security Documents or under applicable law.

Section 14.2 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.3 HEIRS AND ASSIGNS; TERMINOLOGY.

(a) This Deed of Trust applies to, inures to the benefit of, and binds Beneficiary, Trustee, Operating Lessee and Affiliated Guarantor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Affiliated Guarantor” shall include both the original Affiliated Guarantor and any subsequent owner or owners of any of the Property. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Fairmont Liable Party” shall include both the original Fairmont Liable Party and any subsequent or substituted Fairmont Liable Party.

(b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

(c) If more than one party executes this Deed of Trust as Affiliated Guarantor, the obligations of such parties shall be the joint and several obligations of each of them.

Section 14.4 SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Guaranteed Obligations immediately due and payable.

Section 14.5 APPLICABLE LAW.

(a) IN ACCORDANCE WITH THE TERMS OF THE SECURITY DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS DEED OF TRUST AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

(b) TRUSTOR AND BENEFICIARY FURTHER ACKNOWLEDGE, AGREE, AND STIPULATE THAT THE STATE OF ILLINOIS HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES INVOLVED IN THIS TRANSACTION AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS DEED OF TRUST.

(c) NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

(i) THE PROCEDURES GOVERNING THE CREATION PERFECTION OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THIS DEED OF TRUST AND THE ENFORCEMENT BY BENEFICIARY AND TRUSTEE OF THE DEED OF TRUST, INCLUDING, WITHOUT LIMITATION, PROVISIONAL REMEDIES AGAINST TRUSTOR DIRECTLY RELATING TO THE REAL PROPERTY ENCUMBERED HEREBY, INCLUDING, BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ANY SUCH ACTIONS FOR REPLEVIN, FOR CLAIM OF DELIVERY OF PROPERTY, OR FOR THE APPOINTMENT OF A RECEIVER, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA;

(ii) CALIFORNIA LAW SHALL APPLY TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY IN ORDER TO CREATE, TO PERFECT, AND TO FORECLOSE, EITHER JUDICIALLY OR NON-JUDICIALLY, THE SECURITY INTERESTS AND LIENS CREATED HEREBY; PROVIDED, HOWEVER, THAT NOTHING

IN THIS SECTION SHALL IN ANY EVENT BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA SHALL APPLY TO THE OBLIGATIONS AND INDEBTEDNESS SECURED BY THIS DEED OF TRUST OR EVIDENCED BY THE OTHER LOAN DOCUMENTS, WHICH ARE AND SHALL CONTINUE TO BE GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS.

(iii) IN SUCH CONNECTION, THE PARTIES FURTHER AGREE THAT BENEFICIARY MAY ENFORCE ITS RIGHTS UNDER THE SECURITY DOCUMENTS, INCLUDING ITS RIGHT TO SUE AFFILIATED GUARANTOR, TO COLLECT ANY OUTSTANDING INDEBTEDNESS, OR TO OBTAIN A JUDGMENT AGAINST AFFILIATED GUARANTOR IN CALIFORNIA, ILLINOIS, OR OTHER STATES FOR ANY DEFICIENCY PRIOR TO OR FOLLOWING FORECLOSURE, IN ACCORDANCE WITH ILLINOIS LAW, AND IF BENEFICIARY OBTAINS A DEFICIENCY JUDGMENT IN A STATE OTHER THAN IN CALIFORNIA, THEN BENEFICIARY SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN CALIFORNIA, AS WELL AS IN OTHER STATES;.

(iv) AFFILIATED GUARANTOR REPRESENTS, WARRANTS, COVENANTS AND AGREES THAT:

(1) THIS SECTION 14.5 WAS A MATERIAL INDUCEMENT FOR BENEFICIARY TO ENTER INTO THE AFFILIATED GUARANTY AND ENTER INTO THIS DEED OF TRUST AND BENEFICIARY WOULD NOT HAVE ENTER INTO THE AFFILIATED GUARANTY OR ENTERED INTO THIS DEED OF TRUST BUT FOR THIS SECTION 14.5.

(2) TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 14.5, AFFILIATED GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM OR RIGHT TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS DEED OF TRUST AND THE AFFILIATED GUARANTY AND AFFILIATED GUARANTOR HEREBY CONFIRMS THAT EACH OF THE FOREGOING DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AS SET FORTH IN SECTION 14.5(a).

Section 14.6 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

Section 14.7 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Affiliated Guarantor’s and/or Operating Lessee’s as applicable obligations under this Deed of Trust and the other Security Documents.

Section 14.8 NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

Section 14.9 NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Affiliated Guarantor and Beneficiary.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Affiliated Guarantor and Operating Lessee have executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

AFFILIATED GUARANTOR:

SHR St. Francis, L.L.C., a Delaware limited liability company

By:	/s/ Jonathan P. Stanner
Jonathan P. Stanner
Vice President, Corporate Finance

OPERATING LESSEE:

DTRS St. Francis, L.L.C., a Delaware limited liability company

By:	/s/ Jonathan P. Stanner
Jonathan P. Stanner
Vice President, Corporate Finance

S-1

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

On May 5, 2010, before me, Peggy E. Samson, a Notary Public, personally appeared Jonathan P. Stanner, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Peggy E. Samson
Signature

(Seal)

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

On May 5, 2010, before me, Peggy E. Samson, a Notary Public, personally appeared Jonathan P. Stanner, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Peggy E. Samson
Signature

(Seal)

EXHIBIT “A”

PROPERTY DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

BEGINNING at a point formed by the intersection of the Northerly line of Geary Street with the Westerly line of Powell Street; running thence Northerly, along the Westerly line of Powell Street, 275 feet to the corner formed by the intersection of the Westerly line of Powell Street with the Southerly line of Post Street; running thence Westerly, along the Southerly line of Post Street, 192 feet and 6 inches; thence at a right angle Southerly 137 feet and 6 inches; thence at a right angle Westerly 22 feet and 8-1/4 inches; thence at a right angle Southerly 137 feet and 6 inches to the Northerly line of Geary Street; thence Easterly, along the Northerly line of Geary Street, 215 feet and 2-1/4 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 168

Assessor’s Parcel No: Lot 1, Block 307

PARCEL B:

BEGINNING at a point on the Northerly line of Geary Street, distant thereon 215 feet and 2-1/4 inches Westerly from the Westerly line of Powell Street, as said lines and all other street lines hereinafter mentioned are positions according to the “Monument Map of Fifty Vara District of the City and County of San Francisco” filed January 7, 1910, in Map book “G” at Page 151, in the Office of the Recorder in the City and County of San Francisco, State of California:

Running thence Westerly, along said line of Geary Street, 60 feet and 2-1/4 inches to a point thereon, said point being 137 feet 10 1/2 inches easterly from the easterly line of Mason Street; thence at a right angle Northerly 137 feet and 6 inches; thence at a right angle Westerly 27 feet and 10 1/2 inches; thence at a right angle Northerly 137 feet and 6 inches to the Southerly line of Post Street; thence at a right angle Easterly, along said line of Post Street, 110 feet 9 inches to a point thereon 192 feet and 6 inches Westerly from the Westerly line of Powell Street; thence at a right angle Southerly 137 feet and 6 inches; thence at a right angle Westerly 22 feet and 8-1/4 inches; thence at a right angle Southerly 137 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 168

Assessor’s Parcel No. Lot 13, Block 307

A-1

EXHIBIT “B”

TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Beneficiary, from time to time, with respect to the leasing of the retail portions of the Property. The following are the initial Leasing Guidelines:

(a) No Leases shall have (i) Landlord environmental indemnification provisions, (ii) tenant purchase options, or (iii) provide for Landlord to have liability in excess of its equity interest in the Property;

(b) All Leases shall have an initial term of not more than 10 years;

(c) All Leases shall have an annual minimum rent equal to the then prevailing current market rate.

(d) No Leases shall be entered into if there is an Event of Default under any of the Loan Documents; and

(e) All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations.

B-1